Exhibit Index



Exhibit 99(1)


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                                                                 Exhibit 99(1)
Farmer Mac NEWS
Federal Agricultural Mortgage Corporation, 919 18th Street, NW, Suite 200,
Washington,D.C. 20006,   www.farmermac.com



FOR IMMEDIATE RELEASE                          CONTACT
February 20, 1997                              Thomas R. Clark
                                               202-872-7700


                   FARMER MAC REPORTS FIRST ANNUAL PROFIT IN
                                COMPANY HISTORY

Washington,  D.C.  -- The Federal  Agricultural  Mortgage  Corporation  (Farmer
Mac) today reported earnings for 1996 of $777 thousand, compared with a net loss of $647 thousand for 1995. Results for 1996 include an extraordinary gain on early retirement of debt of $384 thousand. For the fourth quarter, net income totaled $14 thousand, compared with $171 thousand in the third quarter of 1996 and $80 thousand in the fourth quarter of 1995.

      Primary earnings per share for 1996 for Classes A and B common stock were $0.14 and for Class C common stock were $0.43, compared with a loss per share of $0.14 for Classes A and B common stock and a loss per share of $0.41 for Class C common stock for 1995, as restated to reflect the Class C common stock 3-to-1 dividend and liquidation preference compared to Classes A and B common stock.

      Henry D. Edelman, president and chief executive officer of Farmer Mac, said, "1996 marked a turning point for Farmer Mac. The Corporation secured critical legislative changes to its charter in February 1996 that provide the needed authorities for it to conduct its business efficiently and effectively. The importance of those new authorities was demonstrated in the profitable issuance of new agricultural mortgage-backed securities (AMBS) and the opening of its cash window for direct loan purchases at competitive rates to lenders across the country. Farmer Mac's capital position was increased to $47.2 million, providing a sound base for business growth. Cumulatively, those developments permitted the Corporation to post earnings for 1996, a first since its creation." Mr. Edelman concluded, "although Farmer Mac still has many challenges ahead before its business development and profitability goals are reached, 1996 was a good year that positioned the Corporation for continued success in 1997."

Net Interest Income

      Net interest income totaled $2.7 million for 1996, an increase of $1.0 million over 1995's $1.7 million. That 59% increase was due to a 14 basis point (0.14%) increase in the net interest spread and a $33.2 million increase in the average balance of Farmer Mac's interest-earning assets from 1995 to 1996.

      For the fourth quarter, net interest income totaled $785 thousand, compared with $636 thousand in the third quarter of 1996 and $670 thousand in the fourth quarter of 1995.

Other Income

      Other income totaled $2.8 million for 1996, up $1.4 million from the $1.4 million earned in 1995. Guarantee fee income, the principal component of other income, totaled $1.6 million for 1996, up $360 thousand from $1.3 million in 1995. Farmer Mac recognizes a gain when loans purchased through its Farmer Mac I cash window are securitized and those securities are sold in the capital markets. During 1996, Farmer Mac sold approximately $149.4 million of guaranteed securities under its new authorities, from which it recognized a $1.1 million gain on issuance. No income was earned from this source in 1995, since Farmer Mac lacked the statutory authority to engage in such transactions until Congress expanded its authorities in early 1996.

      For the fourth quarter, other income totaled $657 thousand, compared with $482 thousand in the third quarter of 1996 and $338 thousand in the fourth quarter of 1995. Guarantee fee income totaled $492 thousand in the fourth quarter of 1996, compared with $478 thousand in the third quarter of 1996 and $302 thousand in the fourth quarter of 1995. While no gains were recognized from the issuance of guaranteed securities in the third quarter of 1996, Farmer Mac recognized $156 thousand from that source in the fourth quarter of 1996.

Other Expenses

      Other expenses totaled $5.1 million for 1996, an increase of $1.3 million from the $3.8 million in 1995. Compensation and employee benefits, the principal component of other expenses, totaled $2.4 million in 1996, an increase of $433 thousand from the $1.9 million in 1995.

      For the fourth quarter, other expenses totaled $1.4 million, compared with $1.3 million in the third quarter of 1996 and $928 thousand in the fourth quarter of 1995. Compensation and employee benefits totaled $640 thousand, compared to $543 thousand in the third quarter of 1996 and $497 thousand in the fourth quarter of 1995.

      As a result of the utilization of net operating losses, Farmer Mac incurred tax expense of $12 thousand for 1996.

Credit

      Farmer Mac's provision for losses totaled $262 thousand for 1996, an increase of $166 thousand from the $96 thousand in 1995. For the fourth quarter, the provision for losses totaled $61 thousand, compared to $60 thousand in the third quarter of 1996 and $23 thousand in the fourth quarter of 1995. Farmer Mac's allowances for losses on guaranteed securities held in portfolio and those sold to investors totaled $655 thousand at December 31, 1996, compared to $594 thousand at September 30, 1996 and $392 thousand at December 31, 1995.

      At December 31, 1996, loans that were 90 days or more past due, loans that were in foreclosure or bankruptcy and loans that had been acquired by the trust represented 0.7% of the principal amount of all loans underlying Farmer Mac guaranteed securities.

Capital

      Farmer Mac's capital was $47.2 million at December 31, 1996, compared with $15.2 million at September 30, 1996 and $11.7 million at December 31, 1995. Farmer Mac issued 1.4 million shares of Class C Non-Voting Common Stock on December 20, 1996 in an underwritten public offering, which generated approximately $31.9 million in new equity capital and enabled Farmer Mac to significantly exceed the minimum capitalization level established by Congress as a condition to the continuation of Farmer Mac's authorities past February 1998.

      Farmer Mac is a federally-chartered instrumentality of the United States created by Congress to establish a secondary market for agricultural real estate and rural housing mortgage loans, and to facilitate capital market funding for U.S. Department of Agriculture guaranteed farm program and rural development loans. Farmer Mac's Class A and Class C common stocks are traded on NASDAQ under the symbols FAMCA and FAMCK.

                                   * * * * *

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
                                                        Federal Agricultural Mortgage Corporation
                                                          Condensed Consolidated Balance Sheets


                                                                Dec. 31          Sept. 30           Dec. 31
                                                                 1996              1996               1995
                                                             --------------    --------------    ---------------

Assets:
Cash and cash equivalents                                       $   68,912        $   37,613        $     8,336
Investment securities                                               81,280            72,477             63,281
Farmer Mac I & II securities, net                                  416,501           407,412            417,169
Loans held for securitization                                       12,999             5,331                  -
Interest and guarantee fees receivable                              15,566            11,945             16,145
Farmer Mac I & II payments receivable                                2,421            11,663              4,939
Other investments                                                    4,519             5,711              2,340
Prepaid expenses and other assets                                      568               592                254
                                                             --------------    --------------    ---------------
   Total Assets                                                  $ 602,766         $ 552,744          $ 512,464
                                                             ==============    ==============    ===============

Liabilities and Stockholders' Equity:
Debentures, notes and bonds, net:
  Due within one year                                            $ 261,054         $ 260,819          $ 207,422
  Due after one year                                               285,238           268,868            284,084
Accrued interest payable and other liabilities                       8,952             7,623              9,134
Allowance for losses on guaranteed
  securities                                                           317               269                112
                                                             --------------    --------------    ---------------
   Total Liabilities                                               555,561           537,579            500,752

Stockholders' Equity                                                47,205            15,165             11,712
                                                             --------------    --------------    ---------------
   Total Liabilities and Stockholders' Equity                    $ 602,766         $ 552,744          $ 512,464
                                                             ==============    ==============    ===============



Other Data:
Outstanding guaranteed securities, not held in
    portfolio                                                    $ 226,030         $ 202,435           $ 99,573
Outstanding commitments to purchase loans                            6,650            17,072                  -
Outstanding commitments to sell securities                          19,652            22,403                  -

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
                                   Federal Agricultural Mortgage Corporation
                                Condensed Consolidated Statements of Income
                                  (in thousands, except per share amounts)

                                                              Quarter ended                  Year ended
                                                       -----------------------------     --------------------
                                                        Dec. 31   Sept. 30    Dec. 31     Dec. 31    Dec. 31
                                                         1996      1996      1995          1996       1995
                                                       ---------  --------  --------     ---------  ---------
Interest income:
  Farmer Mac I and II Securities                        $ 7,461   $ 7,398   $ 7,733      $ 29,672   $ 29,097
  Investments and cash equivalents                        2,151     1,348     2,148         6,964      7,327
  Loans held for securitization                             249        15         -           717          -
                                                       ---------  --------  --------     ---------  ---------
Total interest income                                     9,861     8,761     9,881        37,353     36,424

Interest expense                                          9,076     8,125     9,211        34,623     34,709

Net interest income                                         785       636       670         2,730      1,715

Other income:
  Guarantee fees                                            492       478       302         1,623      1,263
  Gain on issuance of guaranteed securities                 156         -         -         1,070          -
  Miscellaneous                                               9         4        36            63        171
                                                       ---------  --------  --------     ---------  ---------
Total other income                                          657       482       338         2,756      1,434

Other expenses:
  Compensation & employee benefits                          640       543       497         2,361      1,928
  Professional fees                                         136       277        69           828        412
  Board of Directors fees and expenses                       84        68        93           320        328
  Regulatory fees                                            35        71        72           250        289
  General and administrative                                460       312       174         1,060        743
  Provision for losses                                       61        60        23           262         96
                                                       ---------  --------  --------     ---------  ---------
Total other expenses                                      1,416     1,331       928         5,081      3,796

Income/(loss) before income taxes and
   extraordinary item                                        26      (213)       80           405       (647)

Provision for income taxes                                   12         -         -            12          -
                                                       ---------  --------  --------     ---------  ---------
Income/(loss) before extraordinary item                      14      (213)       80           393       (647)

Extraordinary gain on early retirement
  of debt                                                     -       384         -           384          -
                                                       ---------  --------  --------     ---------  ---------

Net Income/(Loss)                                        $   14    $  171     $  80       $   777      ($647)
                                                       =========  ========  ========     =========  =========


Earnings/(loss) per share*

  Primary earnings/(loss) per share before
   extraordinary item
  -  Class A and B Voting Common Stock                    $ 0.00   $ (0.04)   $ 0.02        $ 0.07    $ (0.14)
  -  Class C Non-Voting Common Stock                      $ 0.01   $ (0.12)   $ 0.05        $ 0.22    $ (0.41)

  Primary earnings/(loss) per share
  -  Class A and B Voting Common Stock                    $ 0.00    $ 0.03    $ 0.02        $ 0.14    $ (0.14)
  -  Class C Non-Voting Common Stock                      $ 0.01    $ 0.10    $ 0.05        $ 0.43    $ (0.41)

  Fully diluted earnings/(loss) per share before
   extraordinary item
  -  Class A and B Voting Common Stock                    $ 0.00   $ (0.04)   $ 0.02        $ 0.07    $ (0.14)
  -  Class C Non-Voting Common Stock                      $ 0.01   $ (0.11)   $ 0.05        $ 0.20    $ (0.41)

  Fully diluted earnings/(loss) per share
  -  Class A and B Voting Common Stock                    $ 0.00    $ 0.03    $ 0.02        $ 0.13    $ (0.14)
  -  Class C Non-Voting Common Stock                      $ 0.01    $ 0.09    $ 0.05        $ 0.40    $ (0.41)


  *  1995 and third quarter 1996 earnings per share data have been restated for the Class C non-voting common stock 3-to-1 dividend and liquidation preference compared to Classes A and B voting common stock.
